                                                                     Exhibit 3.4



                                  THIRD AMENDED

                                  AND RESTATED

                                     BYLAWS

                                       of

                              CONNECTED CORPORATION


                             A Delaware Corporation






                               Adopted: October 31, 1995
                               As Amended and Restated: November 20, 1995
                               As further amended and restated: October 29, 1999 As further amended and restated: March __, 2000

                                     BYLAWS

                                TABLE OF CONTENTS


ARTICLE I. - STOCKHOLDERS ...........................................................       1

SECTION 1.1. ANNUAL MEETING .........................................................       1
SECTION 1.2. SPECIAL MEETINGS .......................................................       1
SECTION 1.3. NOTICE OF MEETING; ADJOURNMENTS ........................................       1
SECTION 1.4. QUORUM .................................................................       2
SECTION 1.5. VOTING AND PROXIES .....................................................       2
SECTION 1.6. ACTION AT MEETING ......................................................       3
SECTION 1.7. ACTION WITHOUT MEETING .................................................       3
SECTION 1.8. PRESIDING OFFICER ......................................................       3
SECTION 1.9. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS ..........................       3
SECTION 1.10. VOTING OF SHARES OF CERTAIN HOLDERS ...................................       3
SECTION 1.11. STOCKHOLDER LISTS .....................................................       4
SECTION 1.12. MEETING PROPOSALS AND NOMINATIONS OF DIRECTORS ........................       4

ARTICLE II. - BOARD OF DIRECTORS ....................................................       6

SECTION 2.1. POWERS .................................................................       6
SECTION 2.2. NUMBER OF DIRECTORS; QUALIFICATIONS ....................................       7
SECTION 2.3. NOMINATION  OF DIRECTORS ...............................................       7
SECTION 2.4. ELECTION OF DIRECTORS ..................................................       7
SECTION 2.5. VACANCIES; REDUCTION OF THE BOARD ......................................       7
SECTION 2.6. CHANGE IN SIZE OF THE BOARD ............................................       7
SECTION 2.7. TENURE AND  RESIGNATION ................................................       7
SECTION 2.8. REMOVAL ................................................................       7
SECTION 2.9. MEETINGS ...............................................................       7
SECTION 2.10. NOTICE OF MEETING .....................................................       8
SECTION 2.11. AGENDA ................................................................       8
SECTION 2.12. QUORUM ................................................................       8
SECTION 2.13. ACTION AT MEETING .....................................................       8
SECTION 2.14. ACTION WITHOUT MEETING ................................................       8
SECTION 2.15. COMMITTEES ............................................................       9

ARTICLE III. - OFFICERS .............................................................       9

SECTION 3.1. ENUMERATION ............................................................       9
SECTION 3.2. ELECTION ...............................................................       9
SECTION 3.3. QUALIFICATION ..........................................................       9
SECTION 3.4. TENURE .................................................................       9
SECTION 3.5. REMOVAL ................................................................      10
SECTION 3.6. RESIGNATION ............................................................      10
SECTION 3.7. VACANCIES ..............................................................      10
SECTION 3.8. CHAIRMAN OF THE BOARD ..................................................      10
SECTION 3.9. PRESIDENT ..............................................................      10
SECTION 3.10. VICE-PRESIDENT(S) .....................................................      10
SECTION 3.11. TREASURER AND ASSISTANT TREASURERS, CHIEF FINANCIAL OFFICER ...........      10
SECTION 3.12. SECRETARY AND ASSISTANT SECRETARIES ...................................      11
SECTION 3.13. OTHER POWERS AND DUTIES ...............................................      11

ARTICLE IV. - CAPITAL STOCK .........................................................      11
SECTION 4.1. STOCK CERTIFICATES .....................................................      11



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
SECTION 4.2. TRANSFER OF SHARES .....................................................      12
SECTION 4.3. RECORD HOLDERS .........................................................      12
SECTION 4.4. RECORD DATE ............................................................      12
SECTION 4.5. TRANSFER AGENT AND REGISTRAR FOR SHARES OF CORPORATION .................      12
SECTION 4.6. LOSS OF CERTIFICATES ...................................................      13
SECTION 4.7. RESTRICTIONS ON TRANSFER ...............................................      13
SECTION 4.8. MULTIPLE CLASSES OF STOCK ..............................................      13

ARTICLE V. - DIVIDENDS ..............................................................      14

SECTION 5.1. DECLARATION OF DIVIDENDS ...............................................      14
SECTION 5.2. RESERVES ...............................................................      14

ARTICLE VI. - POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION ...................      14


ARTICLE VII - INDEMNIFICATION .......................................................      15

SECTION 7.1. DEFINITIONS ............................................................      15
SECTION 7.2. RIGHT TO INDEMNIFICATION IN GENERAL ....................................      16
SECTION 7.3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION      17
SECTION 7.4. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION ......................      17
SECTION 7.5. INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL ..........      17
SECTION 7.6. INDEMNIFICATION FOR EXPENSES OF A WITNESS ..............................      18
SECTION 7.7. ADVANCEMENT OF EXPENSES ................................................      18
SECTION 7.8. NOTIFICATION AND DEFENSE OF CLAIM ......................................      18
SECTION 7.9. PROCEDURES .............................................................      19
SECTION 7.10. ACTION BY THE CORPORATION .............................................      20
SECTION 7.11. NON-EXCLUSIVITY .......................................................      20
SECTION 7.12. INSURANCE .............................................................      21
SECTION 7.13. NO DUPLICATIVE PAYMENT ................................................      21
SECTION 7.14. EXPENSES OF ADJUDICATION ..............................................      21
SECTION 7.15. SEVERABILITY ..........................................................      21

ARTICLE VIII. - MISCELLANEOUS PROVISIONS ............................................      21

SECTION 8.1. CERTIFICATE OF INCORPORATION ...........................................      22
SECTION 8.2. FISCAL YEAR ............................................................      22
SECTION 8.3. CORPORATE SEAL .........................................................      22
SECTION 8.4. EXECUTION OF INSTRUMENTS ...............................................      22
SECTION 8.5. VOTING OF SECURITIES ...................................................      22
SECTION 8.6. EVIDENCE OF AUTHORITY ..................................................      22
SECTION 8.7. CORPORATE RECORDS ......................................................      22
SECTION 8.8. CHARITABLE CONTRIBUTIONS ...............................................      22

ARTICLE IX. - AMENDMENTS ............................................................      23

SECTION 9.1. AMENDMENT BY DIRECTORS..................................................      23
SECTION 9.2. AMENDMENT BY STOCKHOLDERS...............................................      23


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
                                     BYLAWS

                                       OF
                              CONNECTED CORPORATION


                                   ARTICLE I.

                                  Stockholders

        Section 1.1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the Board of Directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

        Section 1.2. Special Meetings. Subject to the rights, if any, of the holders of any shares of Preferred Stock as set forth in the Certificate of Incorporation or Certificate of Designations filed with the Secretary of State of the State of Delaware relating to a series of Preferred Stock, special meetings of the stockholders may be called at any time only by the president or the Board of Directors. Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the corporation.

        Section 1.3. Notice of Meeting; Adjournments. A written notice stating the place, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these By-Laws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears upon the books of the corporation, at least ten (10) days and not more than sixty (60) before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

        The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, executed before or after the meeting by the stockholder or his or her attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful,
(iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice


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
of any regular or special meeting of the stockholders need not specify the purposes of the meeting.

        The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 1.3 of Article I of these Bylaws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under this Section 1.3 of Article I of these By-Laws.

        When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these By-Laws, is entitled to such notice.

        Section 1.4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

        Section 1.5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

        Section 1.6. Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the


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votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these By-Laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

        Section 1.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders must be taken at a meeting duly called and held in accordance with law and in accordance with the Certificate of Incorporation and these Bylaws. The stockholders cannot act by written consent.

        Section 1.8. Presiding Officer. The chairman of the board, if one is elected, or if not elected or in his or her absence, the president, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 1.3 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

        Section 1.9. Voting Procedures and Inspectors of Elections. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

        Section 1.10. Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

        Shares of capital stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his or her administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the


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corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

        Shares of capital stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he or she expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

        Shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own capital stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

        Section 1.11. Stockholder Lists. The secretary (or the corporation's transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 1.12. Meeting Proposals and Nominations of Directors

        (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting or special meeting in lieu of annual meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.12, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this Section 1.12. In addition to the other requirements set forth in this Section 1.12, for any proposal of business to be considered at an annual meeting or special meeting in lieu of annual meeting such proposal must be a proper subject for action by stockholders of the corporation under Delaware law.



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        (b) For nominations or other business to be properly brought before an annual meeting or special meeting in lieu of annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year's annual meeting or special meeting in lieu of annual meeting provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 105th day prior to such meeting and not later than the close of business on the later of the 75th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first annual meeting or special meeting in lieu of annual meeting following the initial public offering of common stock of the corporation, a stockholder's notice shall be timely if delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 75th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made or sent by the corporation. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the name and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the corporation's capital stock beneficially owned by such other stockholders; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder as they appear on the corporation's books, and of such beneficial owner, and (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

        (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 85 days prior to the first anniversary of the preceding year's annual meeting or special meeting in lieu of annual meeting, a stockholder's notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive


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
offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

        (d) Only such persons who are nominated by stockholders in accordance with the provisions of this Section 1.12 or by the Board of Directors in accordance with the provisions of Section 2.3 shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting or special meeting in lieu of annual meeting as shall have been brought before the meeting in accordance with the provision of this Section 1.12. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 1.12. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Section 1.12, the presiding officer of the meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this
Section 1.12. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Section 1.12, such proposal or nomination shall be disregarded and shall not be presented for action at the meeting.

        (e) For purposes of this Section 1.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (f) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) the holders of any series of preferred stock to elect directors under specific circumstances.

                                   ARTICLE II.

                               Board of Directors

        Section 2.1. Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these By-Laws, the business of the corporation shall be managed under the direction of the Board of Directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the Board of Directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.



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        Section 2.2. Number of Directors; Qualifications. The Board of Directors
shall consist of 7 directors. No director need be a stockholder.

        Section 2.3. Nomination of Directors. Nominations for the election of directors at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors at the meeting in accordance with Section 1.12 of these By-laws.

        Section 2.4. Election of Directors. The initial Board of Directors shall be designated in the Certificate of Incorporation, or if not so designated, elected by the incorporator at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting. Such election shall be in accordance with the Certificate of Incorporation and these By-Laws.

        Section 2.5. Vacancies; Reduction of the Board. In the case of any vacancy in the Board of Directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the Board of Directors, the election of a director to fill such vacancy shall be by vote of a majority of the directors then in office, whether or not constituting a quorum. The director thus elected shall hold office until his or her successor is elected and qualified. In lieu of filling any such vacancy the Board of Directors may reduce the number of directors, but not to a number less than two
(2). When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        Section 2.6. Change in Size of the Board. The number of directors constituting the Board of Directors may be changed by vote of a majority of the directors then in office or by the stockholders by vote of seventy-five percent (75%) of the shares of voting stock outstanding and entitled to vote at a meeting duly called for the purpose voting together as a single class.

        Section 2.7. Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 2.8. Removal. A director may be removed from office only according to the terms of the Certificate of Incorporation.

        Section 2.9. Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and such places within or without the State of Delaware as the Board


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
of Directors may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, president, or a majority of the directors. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

        Section 2.10. Notice of Meeting. It shall be sufficient notice to a director to send notice by mail at least seventy-two (72) hours before the meeting addressed to such person at his or her usual or last known business or residence address or to give notice to such person in person or by telephone at least twenty-four (24) hours before the meeting. Notice shall be given by the secretary, or in his or her absence or unavailability, may be given by an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

        Section 2.11. Agenda. Any lawful business may be transacted at a meeting of the Board of Directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

        Section 2.12. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

        Section 2.13. Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these By-Laws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

        Section 2.14. Action Without Meeting. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

        Section 2.15. Committees. The Board of Directors may, by the affirmative vote of a majority of the directors then in office, appoint committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these By-Laws they may not delegate. Such committees may include, for example and without limitation, an Executive Committee, a Compensation Committee, a Stock Option Committee, and an Audit Committee. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absence or disqualified member. Unless the Board of Directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-Laws with respect to meetings or for the conduct of business or the taking of actions by the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                  ARTICLE III.

                                    Officers

        Section 3.1. Enumeration. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, one or more vice-presidents, assistant treasurers and assistant secretaries), as the Board of Directors may, in their discretion, determine.

        Section 3.2. Election. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting.

        Section 3.3. Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

        Section 3.4. Tenure. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, the term of office of each officer shall be for one year or until his or her successor is elected and qualified or until his or her earlier resignation or removal.

        Section 3.5. Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

        Section 3.6. Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

        Section 3.7. Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

        Section 3.8. Chairman of the Board. The Board of Directors may appoint a chairman of the board. If the Board of Directors appoints a chairman of the board, he or she shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties and possess such other powers as are assigned to him or her by the Board of Directors. The Board of Directors may also designate the chairman of the board as chief executive officer.

        Section 3.9. President. The president shall be the chief executive officer of the corporation unless a chairman of the board is designated by the Board of Directors as the chief executive officer. Unless a chairman of the board is appointed or except as otherwise voted by the Board of Directors, the president shall preside at all meetings of the stockholders and of the Board of Directors at which present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the Board of Directors shall from time to time designate.

        Section 3.10. Vice-President(s). The vice-president(s), if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine.

        Section 3.11. Treasurer and Assistant Treasurers, Chief Financial Officer. The treasurer, or if the Board of Directors so determines, the chief financial officer, subject to the direction and under the supervision and control of the Board of Directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the Board of Directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the Board of Directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the Board of Directors. All of the duties of the treasurer may be performed by the chief financial officer, in the discretion of the Board of Directors.

        Assistant treasurers, if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine.

        Section 3.12. Secretary and Assistant Secretaries. The secretary or an assistant secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The secretary or an assistant secretary shall notify the stockholders and directors, when required by law or by these By-Laws, of their respective meetings, and shall perform such other duties as the Board of Directors may from time to time prescribe. The secretary or an assistant secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary or an assistant secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

        Assistant secretaries, if any, shall have such powers and perform such duties as the Board of Directors may from time to time designate.

        Section 3.13. Other Powers and Duties. Subject to these By-Laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

                                   ARTICLE IV.

                                  Capital Stock

        Section 4.1. Stock Certificates. Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the Board of Directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

        If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

        Section 4.2. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

        Section 4.3. Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record hold of capital stock as shown on its books as the owner of such capital stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such capital stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

        It shall be the duty of each stockholder to notify the corporation of his or her post office address.

        Section 4.4. Record Date. In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of capital stock on the books of the corporation after the record date.

        If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 4.5. Transfer Agent and Registrar for Shares of Corporation. The Board of Directors may appoint a transfer agent and a registrar of the certificates of capital stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of capital stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

        Section 4.6. Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the corporation.

        Section 4.7. Restrictions on Transfer. Every certificate for shares of capital stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, these By-Laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

        Section 4.8. Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of capital stock, the several classes of capital stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these By-Laws. Every certificate issued when the corporation is authorized to issue more than one class or series of capital stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                   ARTICLE V.

                                    Dividends

        Section 5.1. Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board of Directors may designate.

        Section 5.2. Reserves. Before the payment of any dividend and before making any distribution of profits, the Board of Directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the Board of Directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board of Directors shall deem to be in the best interests of the corporation, and the Board of Directors may modify or abolish any such reserve.



                                   ARTICLE VI.

                         Powers of Officers to Contract

                              With the Corporation

        Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the Board of Directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the Board of Directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person's relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

                                   ARTICLE VII

                                 Indemnification

        Section 7.1. Definitions. For purposes of this Article VII the following terms shall have the meanings indicated:

        "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request or on behalf of the corporation.

        "Court" means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

        "Covered Person" means a person who is a present or former director or officer of the corporation and shall include such person's legal representatives, heirs, executors and administrators.

        "Disinterested" describes any individual, whether or not that individual is a director, officer, employee or agent of the corporation, who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of Expenses or other action is sought by a Covered Person.

        "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

        "Good Faith" shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

        "Improper Personal Benefit" shall include, but not be limited to, the personal gain in fact by reason of a person's Corporate Status of a financial profit, monies or other advantage not also accruing to the benefit of the corporation or to the stockholders generally and which is unrelated to his or her usual compensation including, but not limited to, such profit, monies or other advantage gained (i) in exchange for the exercise of influence over the corporation's affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the corporation's securities. Notwithstanding the foregoing, "Improper Personal Benefit" shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the corporation.

        "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or Covered Person in an action to determine the Covered Person's rights under this Article.

        "Officer" means the chairman of the board, the president, vice presidents, treasurer, assistant treasurer(s), chief financial officer, secretary, assistant secretary and such other executive officers as are appointed by the Board of Directors of the corporation and explicitly entitled to indemnification hereunder.

        "Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section 7.14 of this Article. "Proceeding" shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

        Section 7.2. Right to Indemnification in General.

        (a) Covered Persons. The corporation shall indemnify, and shall advance Expenses, to each Covered Person who is a party to, was or is threatened to be made a party to, or is otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

        The indemnification provisions in this Article shall be deemed to be a contract between the corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Covered Person.

        (b) Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification and the advancement of Expenses, judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by such person or on such person's behalf in connection with a Proceeding or any claim, issue or matter therein to any employee or agent of the corporation or to any officer or director of any other corporation or other enterprise who serves or has served as such at the request of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of Expenses of, and judgments, penalties, fines and amounts paid in settlements by Covered Persons.

        Section 7.3. Proceedings Other Than Proceedings by or in the Right of the Corporation. Each Covered Person shall be entitled to the rights of indemnification provided in this Section 7.3 if, by reason of such Covered Person's Corporate Status, such Covered Person is a party to, was or is threatened to be made a party to, or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. Each Covered Person shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

        Section 7.4. Proceedings by or in the Right of the Corporation. Each Covered Person shall be entitled to the rights of indemnification provided in this Section 7.4 if, by reason of such Covered Person's Corporate Status, such Covered Person is a party to, or is threatened to be made a party to, or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. Such Covered Person shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

        Section 7.5. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith. If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7.5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        Section 7.6. Indemnification for Expenses of a Witness. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

        Section 7.7. Advancement of Expenses. Notwithstanding any provision of this Article to the contrary, the corporation shall advance all reasonable Expenses which, by reason of a Covered Person's Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within thirty (30) days after the receipt by the corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertaking to repay pursuant to this Section 7.7 may be unsecured interest-free, as the corporation sees fit. Advancement of Expenses pursuant to this Section 7.7 shall not require approval of the Board of Directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.7.

        Section 7.8. Notification and Defense of Claim. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The failure to notify the corporation will not relieve the corporation from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings to which such Covered Person notifies the corporation:

        (a) The corporation will be entitled to participate in the defense at its own expense.

        (b) Except as otherwise provided below in this subparagraph (b), the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in this subparagraph (b). The Covered Person shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as provided in this paragraph. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation's said outside counsel.

        (c) Notwithstanding any provision of this Article to the contrary, the corporation shall not be obligated to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent. Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

        (d) If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he or she is to be indemnified shall be made within ten (10) days after such determination.

        Section 7.9. Procedures.

        (a) Method of Determination. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to a Covered Person's entitlement to indemnification shall be made within 60 days after the corporation is given written request therefor by or on behalf of the Covered Person in accordance with paragraph (b) of this Section 7.9 (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested


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directors, or (ii) in the event that a quorum of the Board of Directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the Board of Directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (iii) by a special litigation committee of the Board of Directors appointed by the Board of Directors, or (iv) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

        (b) Initiating Request. A Covered Person who seeks indemnification under this Article shall submit a request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.

        (c) Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall not presume that the Covered Person is or is not entitled to indemnification under this Article.

        (d) Burden of Proof. Each Covered Person shall bear the burden of going forward and demonstrating sufficient facts to support his or her claim for entitlement to indemnification under this Article. That burden shall be deemed satisfied by the submission of an initial request for Indemnification pursuant to Section 7.9(b) above.

        (e) Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

        (f) Actions of Others. The knowledge, actions, or failure to act, of any director, officer, employee, agent, trustee or fiduciary of the enterprise for whose daily activities the Covered Person was actually responsible may be imputed to a Covered Person for purposes of determining the right to indemnification under this Article.

        Section 7.10. Action by the Corporation. Any action, payment, advance determination other than a determination made pursuant to Section 7.9(a) above, authorization, requirement, grant of indemnification or other action taken by the corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the Board of Directors of the corporation, including the president or any vice president of the corporation.

        Section 7.11. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to any Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person's Corporate Status


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
or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

        Section 7.12. Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

        Section 7.13. No Duplicative Payment. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        Section 7.14. Expenses of Adjudication. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section 7.1 of this Article) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

        Section 7.15. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

        (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

        (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE VIII.

                            Miscellaneous Provisions



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
        Section 8.1. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

        Section 8.2. Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on December 31st of each year.

        Section 8.3. Corporate Seal. The Board of Directors shall have the power to adopt and alter the seal of the corporation.

        Section 8.4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

        Section 8.5. Voting of Securities. Unless the Board of Directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

        Section 8.6. Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these By-Laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

        Section 8.7. Corporate Records. The original, or attested copies, of the Certificate of Incorporation, By-Laws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the secretary or of the assistant secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder to the extent required by law.

        Section 8.8. Charitable Contributions. The Board of Directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.



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                                   ARTICLE IX.

                                   Amendments

        Section 9.1. Amendment by Directors. Except as provided otherwise by law, these By-Laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

        Section 9.2. Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if a majority of the Continuing Directors, as defined in the Corporation's Certificate of Incorporation, recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate of Incorporation, these By-Laws, or other applicable law.











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